Exhibit 10.3

EXECUTION VERSION

CHARGE OVER DEBT SERVICE RESERVE ACCOUNT

THIS CHARGE OVER DEBT SERVICE ACCOUNT (this “Charge”) is made the 10th day of September 2007

BETWEEN:

(1)	7 DAYS GROUP HOLDINGS LIMITED, a company incorporated under the laws of the Cayman Islands with registered number CR-140952 (the “Chargor”); and

(2)	DB TRUSTEES (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (the “Chargee”) as Collateral Agent for the benefit of itself, the Trustee and the Holders of the Notes (as such terms are defined herein).

WHEREAS:

(A)	The Chargor is entering into this Charge in connection with the sale and issuance of up to US$80,000,000 Guaranteed Senior Floating Rate Notes due 2010 issued by the Chargor (the “Notes”) to certain purchasers pursuant to the Purchase Agreement (as defined below).

(B)	It is a condition precedent to the initial closing of the sale and issuance of the Notes (the “Closing”) that the Chargor shall open a debt service reserve account (the “Debt Service Reserve Account”) with Deutsche Bank AG Hong Kong Branch, as account manager (the “Account Manager”), into which certain of the net proceeds from the sale of the Notes will be deposited by the Chargor to be held and distributed in accordance with the terms of the Indenture and a Account Management Agreement, dated as of the date hereof, among the Chargor, the Chargee and the Account Manager (the “Account Management Agreement”) and such Debt Service Reserve Account shall be pledged in favour of the Chargee by entering into this Charge as security for the Note Obligations.

(C)	The Chargor has agreed to charge the Charged Account and all of its right, title, interest and benefit therein and thereto to the Chargee pursuant to this Charge and to procure the delivery of all documents necessary to confirm the registration of this Charge in favour of the Chargee in accordance with the terms of this Charge.

(D)	The Chargor and the Chargee intend this Charge to, and it shall, take effect as a deed notwithstanding the fact that a party may execute this document under hand.

NOW THIS DEED WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions: in this Charge, the following terms shall have the meanings given to them in this Clause 1.1, except where the context otherwise requires.

“Business Day”	means a day (excluding Saturdays) on which the Chargee is open for business in Hong Kong.

“Charged Account”	means the Debt Service Reserve Account of the Chargor with the Account Manager more particularly described in Schedule I hereto and all sums now or hereafter deposited in such account, including but not limited to all and any fixed or time deposits from time to time created or funded out of any sum(s) so deposited and all additions to or renewals or replacements of all or any part thereof including any fixed or time deposit sub-accounts as aforesaid (in whatever currency and designated with whatever fixed or time deposit number(s)) and all interest or other sums which may accrue from time to time thereon and all of its rights, title, interest and benefit to the foregoing.

DEED OF CHARGE

“Encumbrance”	includes any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, any arrangements commonly referred to as “flawed assets”, arrangements and set-off rights which exceed the rights under the insolvency set-off rules of any relevant jurisdiction, any subordination rights or any other security arrangement or agreement, whether relating to existing or future assets and whether conditional or not.

“Hong Kong”	means Hong Kong Special Administrative Region of the People’s Republic of China.

“Indenture”	means the Indenture dated September 10, 2007 entered into by and between the Chargor, the Guarantors (as defined therein) and Deutsche Bank AG, Hong Kong Branch (in such capacity, the “Trustee”).

“PRC”	means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

“Purchase Agreement”	means the securities purchase agreement dated September 4, 2007 entered into between the Chargor, the Guarantors (as defined therein), and the purchasers and other parties named therein.

“Note Obligations”	shall have the meaning set forth in the Indenture.

“Security Documents”	shall have the meaning set forth in the Indenture.

“this security”	means all security constituted by or pursuant to this Charge.

“US$”	means US dollars, the lawful currency of the United States of America; and

1.2	Interpretation: In this Charge, including its recitals and schedules, unless otherwise defined or unless the context or subject matter otherwise requires, any reference to parties to this Charge shall include their respective permitted assignees and successors; any reference to Recitals, Clauses or the Schedule(s) is a reference to the recitals and clauses of, and the schedule(s) to, this Charge; any reference to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time; headings are inserted for convenience only and shall be ignored in construing this Charge; the singular includes the plural and vice versa, words importing gender or the neuter include both genders and the neuter; any reference to this Charge or any other agreement or document shall be construed as a reference to this Charge or, as the case may be, such other agreement or document as it may have been, or may be, amended, varied, novated or supplemented.

2.	CHARGE

2.1	Charge and Assignment: The Chargor (as legal and beneficial owner) hereby charges to the Chargee for the benefit of itself, the Trustee and the Holders of the Notes by way of first fixed charge the Charged Account as continuing security for the payment or discharge of the Note Obligations.

DEED OF CHARGE

2.2	Condition of Deposit: Notwithstanding any other terms upon which monies may have been deposited in the Charged Account, throughout the continuance of this Charge, it is a condition of such deposit that, save as expressly allowed under the Account Management Agreement and/or this Charge, no monies shall be capable of being withdrawn from the Charged Account, neither the Charged Account nor any part thereof shall be in any way assignable or transferable and no Encumbrance shall be capable of being created over or in respect of the Charged Account (except as created under this Charge or the Account Management Agreement).

2.3	Updating of Register of Charges of the Chargor: The Chargor shall:

(A)	at the Closing (as defined in the Purchase Agreement), in accordance with the letter of authorisation in the form set out in Schedule II procure that details of this Charge be entered on the register of mortgages and charges of the Company (the “Register of Charges”) in accordance with Section 54 of the Companies Law (2007 Revision) of the Cayman Islands; and

(B)	at the Closing, deliver or procure to be delivered to the Trustee a certified copy of the updated Register of Charges.

(C)	as soon as reasonably practicable following the Closing, but in any event, within 5 weeks of the Closing, submit this Charge (together with prescribed particulars of the Charge) to the Hong Kong Companies Registry for registration.

3	CONTINUING AND ADDITIONAL SECURITY

3.1	Continuing Security: This security shall be a continuing security to the Chargee notwithstanding intermediate payments or any settlement of account or other matters whatsoever until the Note Obligations have been discharged in full in accordance with Clause 10.

3.2	Additional Security: This security shall be independent of and without prejudice to and in addition to any other guarantees, indemnities, undertakings or Encumbrance, which the Chargee may now or at any time hereafter have in respect of the Note Obligations or any other obligations of the Chargor to the Chargee. This security may be enforced without first having recourse to any of the guarantee, indemnities, undertakings or Encumbrance referred to above.

4.	REPRESENTATIONS AND WARRANTIES

The Chargor represents and warrants to the Chargee that, at the date hereof and at all times during the continuance of this security with reference to the facts and circumstances then existing:

(A)	Corporate Capacity: the Chargor has the necessary corporate capacity and power to execute and deliver this Charge and to perform its obligations hereunder and has taken all necessary corporate and other action to authorise the execution, delivery and performance of this Charge;

(B)	Ownership: the Chargor is the absolute legal and beneficial owner of the Charged Account;

(C)	No Encumbrance: save as permitted by this Charge and the Account Management Agreement, the Chargor has not created or agreed to create any Encumbrance over all or any part of the Charged Account in favour of any person (other than the Chargee).

(D)	the obligations expressed to be assumed by it in this Charge are legal and valid obligations binding on it and enforceable with the terms hereof and the Chargor has no knowledge of any fact or circumstance that might impair the legality or validity of this Charge;

DEED OF CHARGE

(E)	its execution of this Charge and the performance of its obligations hereunder do not and will not:

(I)	conflict with any agreement, mortgage, bond or other instrument or treaty or other document to which it is a party or which is binding upon it or any of its assets or revenues, nor cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation or imposition of any Encumbrance on any part of the Charged Account pursuant to the provisions of any such agreement or document;

(II)	conflict with its constitutional documents;

(III)	conflict with any applicable law; or

(IV)	constitute a default (including, without limitation, a Default or Event of Default) or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or asset of the Chargor and/or its Affiliates under any agreement or commitment to which the Chargor and/or its Affiliates are parties or by which the Chargor and/or its Affiliates are bound, or to which the property of which the Chargor and/or its Affiliates are subject.

(F)	it has and will at all times have the power and authority to enter into this Charge and to perform its obligations hereunder. All corporate and other action required authorising its execution of this Charge and the performance of its obligations hereunder has been duly taken.

(G)	the Charged Account is capable of being the subject of the security created by Clause 2.1 under the terms of this Charge and all documents, papers, writings and collateral relating to such Charged Account as well as all signatures thereon, are genuine and, in all respects, what they appear to be; and

(H)	no consent of, giving of notice to, or registration with, or taking of any other action in respect of, any governmental authority or agency in Hong Kong or any other relevant jurisdiction is required for or in connection with the execution, validity, delivery and admissibility into evidence of this Charge, or the carrying out by, the Chargor of any of the transactions contemplated hereby.

5.	UNDERTAKINGS

5.1	The Chargor hereby covenants with the Chargee that, during the continuance of this security, it shall, unless it is permitted by this Charge or the Account Management Agreement, the Chargee otherwise agrees in writing:

(A)	Receipts: promptly deliver to the Chargee copies of all deposit receipts or other evidence as to the amounts from time to time deposited in the Charged Account;

(B)	No Withdrawals: not withdraw or attempt or be entitled to withdraw all or any part of the monies in the Charged Account (except pursuant to the terms of the Indenture, the Notes and the Account Management Agreement);

(C)	No Disposal: not, without the prior written consent of the Chargee, sell, transfer, alienate or deal with, or agree (conditionally or unconditionally) to sell, transfer, alienate or deal with any of the Charged Account or deal with the Charged Account in any way contrary to the rights and interests of the Chargee, the Trustee and the Holders of the Notes or take any action that could impair the enforceability of the rights of the Chargee, the Trustee and the Holders of the Notes created under this Charge;

(D)	Delivery of Notices etc.: deliver to the Chargee copies of all notices, reports, accounts or circulars which it receives in respect of the Charged Account forthwith upon receipt;

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(E)	Provision of Information: promptly furnish to the Chargee such information in respect of the Charged Account as the Chargee may reasonably request;

(F)	Bank Statements and Receipts: promptly deliver to the Chargee and the Trustee copies of all deposit receipts or other evidence as to the amounts from time to time deposited in the Charged Account and copies of all statements showing the balance from time to time in the Charged Account;

(G)	No Charge: not create or agree to create or permit to subsist or arise any Encumbrance over all or any part of the Charged Account or otherwise assign, deal with or dispose of all or any part of the Charged Account (except under or pursuant to this Charge); and

(H)	No Variation of Rights: not permit or agree to any variation of the rights attaching to or conferred by the Charged Account.

5.2	The Chargor hereby covenants that it will pay or discharge the Note Obligations when due in the manner provided for in the Indenture and Depositary Agreement.

6.	ENFORCEMENT AND DEMANDS

6.1	Event of Default: The Chargee may declare by written notice to the Chargor that all or any part of this security is enforceable upon the occurrence of any of the following events:

(A)	any event or circumstances occurs or arises which would constitute an “Event of Default” as defined in the Indenture; or

(B)	if the Chargor purports or attempts to create any Encumbrance over all or any part of the Charged Account or any third party asserts a claim in respect thereof,

whereupon this security shall become immediately enforceable.

6.2	Enforcement: Upon this security becoming enforceable, the Chargee may, at any time or times thereafter and without further notice or restriction, take possession of and hold, liquidate, withdraw, transfer or otherwise dispose of all or any part of the monies in the Charged Account in or towards and to the extent of the payment or discharge of the Note Obligations, acting on the instructions of the Trustee on behalf of the Holders of the Notes in accordance with the Indenture and, for this purpose, the Chargee may, at the expense of the Chargor, convert all or any part of such monies into other currencies. The above provisions apply notwithstanding any other terms upon which such monies may have been deposited or that any such monies may have been deposited for a fixed period or be subject to a period of notice and that the fixed period or period of notice may not have expired or that notice or sufficient notice may not have been given. For the avoidance of doubt, any waiver or remedy of an Event of Default will not prejudice any enforcement action already done by the Chargee prior to such Event of Default being waived or remedied.

7.	POWERS OF THE CHARGEE AND PROTECTION OF THIRD PARTIES

7.1	Additional Powers: Without prejudice to the generality of the foregoing powers, the Chargee may, at any time after the security hereby constituted has become enforceable, without notice to the Chargor, take such action with a view to realising the Charged Account as the Chargee may think fit in its absolute discretion, including (without limitation) by applying or transferring, as the Chargee may think fit in its absolute discretion, all or part of any money or interest subject to this security at any time or times (whether on or before or after the expiry of any fixed or minimum period for which such money may have been deposited) in or towards satisfaction of all or such part of the Note Obligations as the Chargee may determine, acting on the instructions of the Trustee on behalf of the Holders of the Notes in accordance with the Indenture.

DEED OF CHARGE

7.2	Protection Relating to Exercise of Rights: The Chargor shall not have any right or claim against the Chargee in respect of any loss arising out of or in consequence of the exercise of the Chargee’s rights, duties or obligations hereunder, howsoever such loss may have been caused including (without limitation) (i) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (ii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or sub-custodians appointed with due care, or (iii) for any loss of interest caused by the determination before maturity of any deposit(s) or by the fluctuation in any exchange rate at which currency may be bought or sold by the Chargee, so long as the Chargee has discharged its lawful duties as mortgagee in so acting and there is no gross negligence or wilful misconduct on the part of the Chargee.

7.3	Mortgagee in Possession: In the absence of gross negligence or wilful misconduct, the Chargee shall not be liable to account as mortgagee in possession in respect of all or any of the Charged Account and shall not be liable for any failure or delay in realisation or for any loss upon realisation or to notify the Chargor of any matter or for any other loss of any nature whatsoever in connection with such Charged Account.

7.4	Indemnity: The Chargor covenants with and undertakes fully to indemnify the Chargee in respect of all proceedings (including without limitation claims and liabilities in respect of taxes other than taxes imposed on its own overall net income or net profits), claims and demands and all losses, interest, fees, actions, penalties, costs, charges, expenses, and liabilities to which it (or any of its employees, directors or officers, attorneys, agents or other persons appointed by it, to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, rights, remedies, powers, authorities or discretions vested in it by or pursuant to this Charge, any of the other Security Documents to which the Chargee is a party or which constitutes part of the Charged Account) has suffered or become liable or which may be suffered or incurred by it (or any such person as aforesaid) in respect of any matter or thing done or omitted in any way relating to this Charge and/or any of the Security Documents to which the Chargee is a party or which constitutes part of the Charged Account or in consequence of the Chargee taking or refraining from taking any action or exercising or refraining from exercising any of its rights under this Charge and/or the other Security Documents and all agreements, documents and instruments relating to the Collateral (as defined in the Indenture) (including without limitation the perfection, preservation or enforcement of this security) or in consequence of any payment in respect of the Note Obligations (whether made by the Chargor or another person) being declared void for any reason whatsoever, or in respect of the non-performance or non-observance of any of the undertakings and agreements of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Account, save where such proceedings, claims, demands, losses, interest, fees, actions, penalties, costs, charges, expenses or liabilities arise as a result of the gross negligence or willful misconduct of the person seeking reimbursement or indemnification. The Chargee may retain and pay out of any money in the hands of the Chargee all sums necessary to effect the indemnities contained in this Clause and all sums payable by the Company under this Clause shall form part of the moneys hereby secured. The provisions of this Clause shall survive the termination of this Charge and the resignation or removal of the Chargee.

7.5	Protection of Third Parties: No person dealing with the Chargee or its agents shall be concerned to enquire whether this security has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any Note Obligations remain due upon the security of this Charge, or as to the necessity or expediency of any stipulations and conditions subject to which any sale or realisation of any Charged Account shall be made, or otherwise as to the propriety or regularity of any sale or realisation of any such Charged Account, or to see to the application of any money paid to the Chargee or its agents, and such dealings shall be deemed to be within the powers hereby conferred and to be valid and effectual accordingly.

DEED OF CHARGE

7.6	The Chargee shall not incur any liability to the Chargor for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Chargee (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God, terrorism or war, or the unavailability of the U.S. Federal Reserve Bank wire or telex or other wire or communication facility).

7.7	The Chargee shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents, or for any description therein, or for the identity, authority or rights of Persons executing or delivering or purporting to execute or deliver any such document.

7.8	Notwithstanding anything herein to the contrary, (i) the permissive rights of the Chargee contained herein shall not be construed as duties and the Chargee shall be entitled to only take action with respect to or under this Charge in accordance with the written instructions of the Trustee acting on behalf of the Noteholders regarding the exercise of such permissive rights and (ii) the Chargee shall not be required to follow any instruction that would violate any applicable law, decree, regulation or order of any government or governmental body (including any court or tribunal).

8.	APPLICATION OF PAYMENTS

8.1	Application of Proceeds: The Chargee shall be entitled to apply the net proceeds of any sale or realisation effected under the powers conferred by this Charge in or towards the payment or discharge of the Note Obligations in such manner consistent with the provisions of the Indenture and the Notes and at such time or times as the Chargee may think fit in its absolute discretion with any surplus being paid to the Chargor or any other person who may be entitled to it. The Chargor (and any future obligors on the Notes) shall remain liable for the unpaid balance of the Note Obligations.

8.2	Currency Conversion: For the purpose of or pending the discharge of any of the Note Obligations the Chargee may convert any moneys received, recovered or realised or subject to application by the Chargee hereunder (including the proceeds of any previous conversion under this Clause 8.2) from one currency into such other currency as the Chargee may think fit, and any such conversion shall be effected at the Chargee’s actual rate of exchange then prevailing.

9.	FURTHER ASSURANCE AND POWER OF ATTORNEY

9.1	Further Assurance: The Chargor shall forthwith upon demand in writing made to the Chargor by the Chargee, at the cost of the Chargor, promptly perform all such acts and execute and deliver all such deeds, instruments, notices and other documents of any kind in such form as the Chargee may require for enhancing or perfecting this security or preserving the rights hereby charged or vesting or more effectively vesting in the Chargee title to all or any of such rights or for the protection of this security or facilitating the enforcement or realisation of this security or the exercise of any powers, authorities and discretions conferred by this security or by law on the Chargee.

9.2	Power of Attorney: The Chargor hereby irrevocably and by way of security appoints the Chargee (with full power to appoint substitutes and to sub-delegate) to be its attorney for it and in its name and on its behalf or otherwise and, after this security becomes enforceable, to execute and do all such acts and things which the Chargor is required to do pursuant to or relating to this Charge, including, without limitation, to sign, seal, deliver, perfect and do any deed, assurance, document or act which may be required or may be deemed proper by the Chargee whether in favour of the Chargee or any other person and whether for the purpose of exercising any power conferred by this Charge or otherwise in connection with the enforcement of this security.

DEED OF CHARGE

9.3	Ratifications: Without prejudice to the generality of the provisions contained in Clause 9.2, the Chargor hereby covenants with the Chargee that if required so to do, the Chargor will ratify and confirm:

(A)	all acts done by the Chargee or by the Chargor at the Chargee’s instance in the exercise of the Chargee’s powers in accordance with this Charge; and

(B)	all transactions entered into by the Chargee in signing, sealing, delivering and otherwise perfecting any assignment, mortgage, charge, security, deed, assurance, document or act in the exercise of the Chargee’s powers in accordance with this Charge.

10.	RELEASE AND DISCHARGE

10.1	Release: This security shall remain in force unless and until discharged by the full and valid and irrevocable payment and/or discharge of the Note Obligations.

10.2	Dealings with Charged Account: Subject to the provisions of Clause 12 (Avoidance of Payments), upon the irrevocable repayment and/or discharge in full of the Note Obligations, the Chargee shall on request by the Chargor (and at the cost and expense of the Chargor) procure the Charged Account to be released from this security and transfer and/or re-assign the Charged Account to the Chargor or as it may direct, free from the rights of the Chargee hereunder.

11.	NEW ACCOUNTS AND SUSPENSE ACCOUNTS

11.1	New Accounts: If the Chargee shall receive notice of any subsequent Encumbrance or other interest affecting the Charge Account or any part thereof (otherwise than as permitted under the Notes), then the Chargee may open new accounts for the Chargor. If the Chargee does not open new accounts it shall nevertheless be treated as if it had done so at the time when notice was received. As from that time all payments made by or on behalf of the Chargor to the Chargee shall be credited or be treated as having been credited to the new accounts and shall not operate to reduce the amounts due from the Chargor to the Chargee at the time when notice was received by the Chargee.

11.2	Suspense Accounts: Any money received by the Chargee after enforcement of this Charge and by virtue of or in connection with this Charge may be placed to the credit of a suspense account with a view to preserving the rights of the Chargee to prove for the whole of its claims against the Chargor or any other person liable in the event of any proceedings or in circumstances analogous to liquidation, dissolution, insolvency, composition or arrangement without any obligation on the part of the Chargee to apply the same or any part thereof in or towards the discharge of the moneys due or owing to the Chargee by the Chargor (unless the moneys received, recovered or realised are sufficient to discharge all of the Note Obligations).

12.	AVOIDANCE OF PAYMENTS

Any discharge or release between the Chargee and the Chargor hereunder shall be subject to the condition that no assurance, security or payment to the Chargee by the Chargor or any other person shall be adjusted, avoided or reduced pursuant to any provision or enactment relating to insolvency or otherwise and, if any such assurance, security or payment shall be so adjusted, avoided or reduced, the Chargee shall nevertheless be entitled to exercise all rights under or in connection with this security which it would have been entitled to exercise but for such discharge or release.

13.	ASSIGNMENT AND TRANSFERS

13.1	Assignment by Chargor: The Chargor may not assign any of its rights under this Charge to any person.

13.2

Assignment by Chargee: Subject to the terms of this Charge, the Chargee may assign its rights under this Charge or any part thereof to any person in accordance with the provisions of the Indenture and/or the Notes, and for this purpose may disclose to a

DEED OF CHARGE

potential assignee or transferee such information about the Chargor as shall have been made available to the Chargee, provided that it is acknowledged that such assignment (i) may be effected by the execution by the Chargee and its successor of a written assignment and (ii) shall not in any way prejudice the priority of this security constituted by this Charge. Upon such assignment, the successor Chargee shall be and be deemed to be acting as agent and trustee for the Trustee and the Holders of the Notes for the purposes of this Charge and in place of the former Chargee.

If the Chargee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Chargee.

The Chargee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Charge (including without limitation the power of attorney under Clause 9.2 (Power of Attorney)) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Chargee itself or any subsequent delegation or revocation thereof.

14.	COSTS, CHARGES AND EXPENSES

All costs, charges, expenses and liabilities properly paid or incurred, and payments made, by the Chargee in the negotiation and preparation of and/or in perfecting or enforcing this security or in connexion with the preservation, enforcement or exercise or intended or attempted exercise of any power or remedy hereunder or otherwise in connexion with this security or in respect of the Charged Account or any part thereof or any agreements or instruments relating thereto, shall be recoverable on a full indemnity basis from the Chargor as a debt, and shall, in any event, form part of the Note Obligations and accordingly be charged on the Charged Account.

15.	SET-OFF AND GROSSING UP

15.1	Set-off: Without prejudice to its other rights under this security, the Chargee shall at any time while this security is enforceable have the right to retain all or any sum of money now or hereafter standing to the credit of the Chargor upon any current account, deposit account or any other account or otherwise in whatever currency in any part of the world (whether opened with the Chargee or opened by the Chargee on the Chargor’s behalf with some third party and whether opened in the name of the Chargor or the Chargee or otherwise) as cover for all or any of the Chargor’s liabilities to the Chargee and at any time without notice to the Chargor combine or consolidate all or any of such sums with all or any of the Chargor’s liabilities to the Chargee, whether such liabilities be actual, contingent, primary, collateral, several or joint, and to purchase any currency or currencies required to effect such application.

15.2	Grossing-up: All sums payable by the Chargor under this Charge shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Chargor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, then the Chargor shall, together with such payment, pay such additional amount as will ensure that the Chargee receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Chargor shall promptly forward to the Chargee copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

16.	VARIATION OF TERMS

No variation of this Charge shall be considered and as constituting part of this Charge, unless such variation shall have been made in writing and signed by the Chargee and the Chargor. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

DEED OF CHARGE

17.	FORBEARANCE AND PARTIAL INVALIDITY, WAIVER, CERTIFICATES

17.1	Forbearance: No delay or omission of the Chargee in exercising any right, power or discretion under this Charge or any other document will operate to impair such right, power or discretion or be construed as a waiver thereof and any single or partial exercise of any right, power or discretion shall not in any circumstances preclude any other or further exercise thereof or the exercise of any other right, power or discretion. Any waiver and any consent by the Chargee under this Charge must be in writing and may be given subject to any conditions thought fit by the Chargee. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given and subject to any conditions attached to such waiver or consent.

17.2	Partial Invalidity: If at any time any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Charge shall not be affected or impaired thereby.

17.3	Remedies Cumulative: The rights and remedies provided in this Charge are cumulative and not exclusive of any rights or remedies provided by law.

17.4	Certificates Conclusive: Each certificate, statement or demand issued or made by the Chargee as to the amount of the Note Obligations for the time being outstanding shall, save for manifest error, be prima facie evidence of such amount.

18.	NOTICE

18.1	Delivery: Any notice or communication under this Charge from one party to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

to the Chargor:

Name:	7 Days Group Holdings Limited

Address:	10/F, 705 Guangzhou Da Dao Nan Road,
Guangzhou 510290
P. R. China
Facsimile:	(+86 20) 8922 5507

For the attention of:	Mr. Zheng Nanyan

to the Chargee:

Name:	DB Trustees (Hong Kong) Limited

Address:	55th Floor, Cheung Kong Center
2 Queen’s Road Central Hong Kong

Facsimile:	(+852) 2203 7320 / (+852) 2203 7323

For the attention of:	The Managing Director

The Chargor or the Chargee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

DEED OF CHARGE

18.2	Deemed Delivery: All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the second Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Chargee or Holders shall be deemed duly given and effective only upon receipt. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

19.	COUNTERPARTS

This Charge may be executed in any number of copies which taken together shall constitute one single instrument.

20.	GOVERNING LAW

20.1	This Charge shall be governed by and construed and take effect in accordance with Hong Kong Law.

20.2	Jurisdiction: The Chargor agrees that any legal action or proceeding arising out of or relating to this Charge may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

20.3	Process Agent: The Chargor irrevocably appoints [Law Debenture, Hong Kong address] as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Chargor for this purpose, the Chargor shall promptly appoint a successor agent satisfactory to the Chargee and notify the Chargee thereof PROVIDED THAT until the Chargee receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Chargor for the purposes of this Clause. The Chargor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Chargor.

20.4	No Limitation on Right of Action: Nothing herein shall limit the right of the Chargee to commence any legal action against the Chargor and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

20.5	Waiver; Final Judgment Conclusive: The Chargor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Charge. The Chargor also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

20.6	Waiver of Immunity: The Chargor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-of or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

SCHEDULE I

“Charged Account”

Debt Service Reserve Account

Name of the Bank	: Deutsche Bank AG Hong Kong Branch

Account No.	:

Account Holder	: 7 Days Debt Service Reserve Account

DEED OF CHARGE

SCHEDULE II

AUTHORISATION LETTER

(address)

[Date]

TO: [NAME AND ADDRESS OF THE REGISTERED AGENT IN THE CAYMAN ISLANDS]

Dear Sirs,

Re: 7 Days Group Holdings Limited

We irrevocably instruct, authorise and direct you to enter into the Company’s register of mortgages and charges (the “Register”) particulars of a Charge Over Debt Service Reserve Account dated 10 September 2007 executed by us as Chargor in favour of DB Trustees (Hong Kong) Limited as Chargee.

In connection with the aforesaid, we would be grateful if you could send the draft documents in relation to our present instructions to [lawyers] (lawyers’ name) for their approval on our behalf and provide such assistance to [lawyers] as it may from time to time require.

We hereby undertake to pay all your costs and expenses incurred in compliance with our instructions and authorisation herein and all your fee notes in relation thereto should be sent to us direct for settlement.

Yours faithfully

For and on behalf of

7 Days Group Holdings Limited

Authorised Signatory

c.c. [lawyers]

2

EXECUTION PAGE

IN WITNESS WHEREOF THIS CHARGE HAS BEEN EXECUTED AS A DEED by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE CHARGOR
EXECUTED and DELIVERED	)
as DEED by	)
7 DAYS GROUP HOLDINGS	)
LIMITED	)
and SIGNED by:	)	/s/ Zheng Nanyan
)
one of its directors	)
in the presence of :-)		/s/ Shi Minjian

THE CHARGEE

EXECUTED and DELIVERED	)
as a DEED by	)
DB TRUSTEES (HONG KONG}	)
LIMITED	)
and SIGNED by:	)

one of its directors
in the presence of :-

[SIGNATURE PAGE TO CHARGE OVER DEBT SERVICE ACCOUNT]

EXECUTION PAGE

IN WITNESS WHEREOF THIS CHARGE HAS BEEN EXECUTED AS A DEED by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

THE CHARGOR

EXECUTED and DELIVERED	)
as a DEED by	)
7 DAYS GROUP HOLDINGS	)
LIMITED	)
)
and SIGNED by	)
one of its directors	)
in the presence of :-)

THE CHARGEE

EXECUTED and DELIVERED	)
as a DEED by	)
DB TRUSTEES (HONG KONG))
LIMITED	)
)
and SIGNED by	)	/s/ Aric Kay-Russell	/s/ Chiu Kin Wing Edward
one of its directors	)	Aric Kay-Russell	Chiu Kin Wing Edward
in the presence of :-)		Director	Authorised Signatory

[SIGNATURE PAGE TO CHARGE OVER DEBT SERVICE ACCOUNT]